                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Arcadia Financial Ltd. and related Prospectuses of our report dated January 23, 1998, with respect to the consolidated financial statements of Arcadia Financial Ltd., as amended, included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                       Registration
Form                   Statement No.             Purpose
----                   -------------             -------
S-3                      33-94018     Warrants to Purchase Common Stock
S-3                      33-98080     Warrants to Purchase Common Stock
S-3                      33-81512     Subordinated Extendible and Fixed-Term Notes
S-3                     333-18027     Universal Shelf
S-8                      33-53670     Olympic Financial Ltd. 1990 Stock Option Plan, the
                                         Olympic Financial Ltd. 1992 Director Stock Option
                                         Plan, and the Employee Stock Purchase Plan
S-8                      33-86484     Olympic Financial Ltd. 1994-1997 Restricted Stock
                                         Election Plan
S-8                     333-03801     Olympic Financial Ltd. 1998-2000 Restricted Stock
                                         Election Plan
S-8                     333-05387     Olympic Financial Ltd. Employee Stock Purchase Plan
S-8                     333-08599     Olympic Financial Ltd. 401(k) Profit Sharing Plan
S-8                     333-09229     Non-Statutory Stock Option Agreements between
                                         Olympic Financial Ltd. and Warren Kantor
S-8                     333-28909     Letter Agreement dated August 26, 1996, as amended,
                                         between Arcadia Financial Ltd. (formerly Olympic
                                         Financial Ltd.) and Warren Kantor
S-8                     333-28911     Non-Statutory Stock Option Agreements between
                                         Arcadia Financial Ltd. (formerly Olympic Financial
                                         Ltd.) and each of Richard A. Greenawalt and
                                         Warren Kantor

Minneapolis, Minnesota
March 10, 1998